UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 22, 2012

Date of Report (Date of earliest event reported)

WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35337	20-2783228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Eighth Avenue

New York, New York 10011

(Address of principal executive offices, including zip code)

(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Gregory A. Mason, Executive Vice President, Consumer Services of WebMD, will be leaving WebMD at the end of August 2012. Under the Employment Agreement between Mr. Mason and WebMD, he will be entitled to receive his base salary for one year and WebMD will pay his COBRA premiums for one year or, if earlier, until the date upon which he receives comparable coverage under another plan. To the extent required by Item 5.02 of Form 8-K, the description of that Employment Agreement contained under “Executive Compensation – Employment Agreements with Named Executive Officers – Gregory A. Mason” in the Proxy Statement with respect to WebMD’s 2012 Annual Meeting of Stockholders, filed by WebMD with the Securities and Exchange Commission on June 18, 2012, is incorporated by reference into this Item 5.02 pursuant to General Instruction B.3 of Form 8-K.

Item 7.01.	Regulation FD Disclosure.

On August 23, 2012, WebMD issued a press release announcing that, effective September 4, 2012, David C. Marek will become Executive Vice President, Consumer Services of WebMD. A copy of that press release is attached as Exhibit 99.1 to this Current Report. Exhibit 99.1 to this Current Report is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished herewith:

Exhibit Number	Description

99.1	Press Release, dated August 23, 2012, regarding David C. Marek becoming Executive Vice President, Consumer Services of WebMD

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.

Dated: August 23, 2012	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated August 23, 2012, regarding David C. Marek becoming Executive Vice President, Consumer Services of WebMD